Following is information about the computation of the earnings per share (EPS) data for the quarters ended March 31, 1999 and 1998:

                                            For the Quarter Ended March 31, 1999
                                            ------------------------------------
                                              Income       Shares     Per Share
                                            (Numerator) (Denominator)   Amount
                                            ------------------------------------
Basic EPS
  Income available to common stockholders     $215,919    4,610,608     $0.05
                                                                        =====
  Effect of Diluted Securities

  Employee stock options                           - -          - -
                                              ---------------------
Diluted EPS
  Income available to common stockholders
    plus assumed conversions                  $215,919    4,610,608     $0.05
                                              ==================================


                                            For the Quarter Ended March 31, 1998
                                            ------------------------------------
                                              Income       Shares     Per Share
                                            (Numerator) (Denominator)   Amount
                                            ------------------------------------
Basic EPS
  Income available to common stockholders     $174,366    4,609,513     $0.04
                                                                        =====
  Effect of Diluted Securities

  Employee stock options                           - -          - -
                                              ---------------------
Diluted EPS
  Income available to common stockholders
    plus assumed conversions                  $174,366    4,609,513     $0.04
                                              ==================================